Exhibit 10.8




THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION 0F SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLJANCE WITH AN APPLICABLE EXEMPTION THEREFROM OR THERECEIPT BY THE COMP ANY OF AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT SUCH REGISTRA TION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION.

                      WARRANT TO PURCHASE COMMON STOCK OF
                      NEAH POWER SYSTEMS, INC.

Warrant No. COMMON Stock- _______                    Bothell, Washington
Date of Issuance:  _________, 2006                   Number of Shares: 4,705,000
                                                     (subject to adjustment)

         THIS CERTIFIES THAT, for value received, NOVELLUS SYSTEMS, INC., or its permitted registered assigns (the "HOLDER"), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the date hereof (the EFFECTIVE DATE"), and before 5:00 p.m. Pacific Time on April 30, 20ll (the "EXPIRATION DATE"), to purchase from NEAH POWER SYSTEMS, INC., a Washington corporation (the "COMPANY"); FOUR MILLION SEVEN HUNDRED AND FIVE THOUSAND (4,705,000) shares of Warrant Stock of the Company at a price per share of $0.001 (the "EXERCISE PRICE"). Both the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Exercise Price are subject to adjustment as provided herein. This Warrant is issued pursuant to that certain Letter Agreement dated as of the date hereof that extends that certain Collaboration Agreement, dated as of April 29, 2004 (the "AGREEMENT"), between the Company and the Holder. Unless defined otherwise herein, capitalized terms shall have the meaning set forth in the Agreement.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

     "FAIR MARKET VALUE" of a share or Warrant Stock as of a particular date shall mean:

               (a) If traded on B. national securities exchange or the NASDAQ National Market, the Fair Marker Value shall be deemed to be the average of the closing prices of the shares of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation;

               (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior. to the applicable date of valuation; and


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               (c) If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; PROVIDED, HOWEVER, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses sub as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for by the Company.

         "REGISTERED HOLDER" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company. "SEC' shall mean the U.S. Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

     "WARRANT" shall include this Warrant and any warrant delivered in substitution or exchange for this warrant as provided herein.

     "WARRANT STOCK" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

2. EXERCISE OF WARRANT.

         2.l.PAYMENT. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form OF NOTICE of Exercise attached hereto as EXHIBIT 1 (the "NOTICE OF EXERCISE"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

                    (a) this Warrant at the principal office of the Company, and

                    (b) payment, (i) in cash (by check) or by wire transfer,
               (ii) by cancellation by the Ho1der of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Warrant Stock being purchased upon such exercise by the then effective Exercise Price (the "EXERCISE AMOUNT').

         2.2. NET ISSUE EXERCISE. In lieu of the payment methods set forth in
Section 2.1 (b) above, if the Fair Market Value of one share of Warrant Stock is greater than the Exercise Price (at the date of calculation set forth below), the Holder may elect to exchange all or some of the Warrant for shares of Warrant Stock equal to the value of the Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this
Section 2.2, the Holder shall tender to the Company, at the principal office of the Company, the Warrant for the amount being exchanged, along with a properly endorsed Notice of Exercise, and the Company


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shall issue to the Holder the number OF shares of the Warrant Stock computed using the following formula:

               X =   Y (A-B)
                     ------
                       A

Where:    X = the number of shares of Warrant Stock to be issued to the Holder.

          Y = the number of shares of Warrant Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

          A = the Fair Market Value of one share of the Warrant Stock.

          B = Exercise Price (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 2.2.

         2.3. STOCK CERTIFICATES; FRACTIONAL SHARES. As soon as practicable on or after the date of exercise of this Warrant under Section 2.1 or 2.2 above, as applicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Warrant Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

         2.4. PARTIAL EXERCISE; EFFECTIVE DATE OF EXERCISE. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Warrant Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares of Warrant Stock as of the close of business on the date the Holder is deemed to have exercised this Warrant.

         2.5. VESTING. The purchase rights represented by this Warrant shall vest in accordance with the schedule set forth on SCHEDULE 1 attached hereto. Notwithstanding anything to the contrary set forth herein or on SCHEDULE 1 attached hereto, upon (i) the reorganization or merger ( or similar transaction or series of transactions) of the Company with or into another corporation or corporations in which the holders of the Company's outstanding voting stock immediately before such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, retain stock representing a majority of the voting power of the surviving corporation ( or its parent corporation) if the surviving corporation is wholly owned by the parent corporation) of such transaction of series of related transactions; or
(ii) a sale, transfer or exclusive license of all or substantially all of the assets of the Company, the purchase rights represented by this Warrant shall immediately and fully accelerate and all shares of Warrant Stock issuable under this Warrant shall vest fully and be immediately exercisable by the Holder.

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2.6. EXERCISE PRIOR TO VESTING: REPURCHASE RIGHT.

                    (a) PURCHASE OF UNVESTED SHARES OF WARRANT STOCK.
               Notwithstanding the vesting provisions set forth in Section 2.5 above, the Holder shall have the right to exercise this Warrant as to any Warrant Stock that is not then vested in accordance with said Section 2.5 and any such shares of Warrant Stock that are not so vested and purchased in accordance with this Section 2.6(a) shall be deemed unvested shares of Warrant Stock for the purpose of this Section 2.6 and subject to the Company's Repurchase Right as provided in this Section 2.6; provided, that to the extent that any shares of Warrant Stock have vested pursuant to said Section 2.5 before or after any exercise of this Warrant, such shares of Warrant Stock shall be deemed vested and not subject to this Section 2.6.

                    (b) REPURCHASE RIGHT. The Company is hereby granted the
               right (the "Repurchase Right"), exercisable at any time during the ninety (90) day period following the date on the vesting schedule specified in SCHEDULE 1 attached hereto as to when all of the Milestones are to be completed ("Milestone Date") and also exercisable again at any time during the ninety (90) day period following the date termination of the Agreement (the "Termination Date"), to repurchase all or any portion of the shares of Warrant Stock that have not vested pursuant to Section 2:5 above and that have been purchased upon exercise of the Warrant (the "Share Repurchase Period").

                    (c) MANNER OF EXERCISE OF REPURCHASE RIGHT The Repurchase
               Right shall be exercisable by written notice delivered to the Holder prior to the expiration of the Share Repurchase Period. The notice shall indicate the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Share Repurchase Period. On the date on which the repurchase is to be effected, the Company and/or its assigns shall pay to the Holder of such unvested shares in cash or cash equivalents (including the cancellation of any purchase-money indebtedness) an amount equal to the Exercise Price per share previously paid by the Holder to the Company for such shares. Upon such payment or deposit into escrow for the benefit of the Holder of the such shares, the Company and/or its assigns shall become the legal and beneficial owner of such shares being repurchased and rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its assigns the number of Shares being repurchased, without further action by the Ho1der.

                    (d) TERMINATION OF THE REPURCHASE RIGHT. The Repurchase
               Right shall terminate with respect to any Shares for which it is not timely exercised.

                    (e) ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the
               event of any transaction described in Section 4 or 15.2 hereof, the Repurchase Right shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the unvested shares of


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               Warrant Stock in consummation of any such transaction and such stock or property shall be deemed Additional Securities for purposes of this Agreement, but only to the extent the Shares are at the time covered by such Repurchase Right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of any such transaction.

3. VALID ISSUANCE; TAXES. All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed on the Company in respect of the issue or delivery thereof.

4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of shares of Warrant Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of the following events:

         4.1. ADJUSTMENT FOR STOCK SPLITS; STOCK SUBDIVISIONS OR COMBINATIONS OF SHARES. If the Company at any time while this Wau1mt, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the shares of Warrant Stock, as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately increased and the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision, and likewise, the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be proportionately decreased and the Exercise Price proportionately increased in the case of a combination.

         4.2 ADJUSTMENT FOR DIVIDENDS OR DISTRIBUTIONS OF STOCK OR OTHER SECURITIES OR PROPERTY. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder on exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefore, the securities or such other assets of the Company to which such Holder would have been entitled upon such date: if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this
Section 4.

         4.3. RECLASSIFICATION. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the: same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights


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under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

         4.4. ADJUSTMENT FOR CAPITAL REORGANIZATION, MERGER OR CONSOLIDATION. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (a) a reorganization (other than a combination" reclassification, exchange or subdivision of shares as otherwise provided for herein), (b) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger, or similar transaction, in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted into other property, whether in the form of securities, cash, or otherwise, and as a result of which the ownership of the Company shall change by fifty percent (50%) or more, or (c) a sale or transfer of all or substantially all of the Company's assets to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer (collectively, a "TRANSACTION"), this Warrant shall cease to represent the right to receive Warrant Shares and shall automatically represent the right to receive upon the exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock, or other securities or property offered to the Company's holders of Warrant Stock in connection with such Transaction that a holder of shares Warrant Stock would have been entitled to receive in such Transaction if this Warrant had been exercised in full immediately before such Transaction, subject to further adjustment as provided in this Section 4. The foregoing provisions of this
Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales, and transfers to the extent that this Warrant is assigned to or assumed by any successor corporation or entity, whether by operation of law or otherwise, and to the stock or Securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per- share consideration payable to the holder hereof for shares of Warrant Stock in connection with any such Transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in tube Exercise Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and

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cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

 7. RESERVATION OF WARRANT STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Warrant Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's Officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

8. TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder, parent, subsidiary or affiliate of the Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Warrant Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; PROVIDED, HOWEVER that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act, covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Warrant Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to Rule 144, promulgated under the Securities Act.

 10. REGISTRATION RIGHTS. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a

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registration on any registration form that does not permit secondary sales, the
Company will promptly give written notice of the proposed registration to the Holder; and include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth below, and in any underwriting involved therein, all of the vested Warrant Shares not otherwise subject to a Section 2.6 Repurchase Right as are specified in a written request made by the Holder received by the Company within ten (10) business days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of the Holder's vested Warrant Shares. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to this Section 10. In such event, the right of the Holder to registration pursuant to this Section 10 shall be conditioned upon the holder's participation in such underwriting and the inclusion of such Holder's vested Warrant Shares in the underwriting to the extent provided herein. The Holder shall (together with the Company) enter into an underwriting agreement in customary form with the representative, of the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 10, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten or that registering Holder's vested Warrant Shares in the underwriting could adversely affect in a material way the Company's share price or terms of the registration and underwriting, the underwriters may (subject to the limitations set forth below) limit the number of vested Warrant Shares to be included in, the registration and underwriting. The Company shall so advise the Holder, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, and (ii) second, PRO RATA to all holders of shares of the Company, including the Holder of the vested Warrant Shares, requesting to include their shares in such registration statement. In addition, this right to register the vested Warrant Shares shall not apply to any registration solely of the shares issued by the Company pursuant to that certain Private Placement Memorandum date on or about April 15, 2006.

11. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as the Holder has deemed adequate to obtain from representative's of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares of Warrant Stock for an indefinite period; that the Holder understands that shares of Warrant Stock will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with;: and that all stock certificates representing shares of Warrant Stock may have affixed thereto a legend substantially in the following form:

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               THE SECURITIES REPRESENTED HEREBY HAVE NOT
               BEEN REGISTERED UNDER UNITED STATES FEDERAL
               OR STATE SECURITIES LJ\WS AND MAY NOT BE
               OFFERED FOR SALE, SOLD OR OTHERWISE
               TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY
               OR INDIRECTLY, NOR MAY THE SECURITIES BE
               TRANSFERRED ON THE BOOKS OF THE COMPANY,
               WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM OR THE RECEIPT BY THE COMPANY OF AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION.

12. NO RIGHTS OR LIABILITIES AS SHAREHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

13. TITLES AND HEADINGS. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to "sections," "schedules" and "exhibits" will mean "sections," "schedules" and "exhibits" to this Warrant.

14. LAW GOVERNING. This Warrant shall be governed in all respects by the laws of the State of Washington, without regard to principles of conflict of laws.

15. NOTICE.

         15.1. MERGER OR SALE. If the Company proposes to sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation), including an exc1usive license of all or substantially all of the intellectual property assets of the Company, or effect any other transaction or series of related transaction in which more than fifty percent ( 50% ) of the voting power of the Company is disposed of ( other than a transaction or series of related transactions approved by the holders of Common Stock and the holders of each series of Preferred Stock, voting separately), but excluding (i) a consolidation with a wholly owned subsidiary of the Company, or
(ii) a merger effected solely for the purpose of changing the domicile of the Company, then the Company shall give the Registered Holder written notice of such impending transaction not later than ten ( 10) days prior to the shareholders' meeting called to approve such transaction, or ten ( 10) days prior to the closing of such transaction, whichever is ear1ier, and shall also notify the Registered Holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Company shall thereafter give the Registered Holder prompt notice of any material changes. The transaction shall I in no event take p1ace sooner than ten ( 10) days after the Company has given the first notice provided for herein or sooner than ten ( 10) days after the

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Company has given notice of any material changes provided for herein; PROVIDED,
HOWEVER, that such periods may be shortened upon the written consent of the Registered Holder.

         15.2. DIVIDEND, RECLASSIFICATION DISSOLUTION. In case: (a) the Company shall take a record of the holders of its Common Stock ( or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution; (b) of any reclassification of the capital stock of the Company; or (c) of any voluntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend or distribution, or (ii) the date and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares of Warrant Stock for securities or other property deliverable upon such event. Such notice shall be delivered at least ten (10) days prior to the date therein specified.

         15.3. MANNER OF NOTICE. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or ninety-six (96) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page below or as subsequently modified by written notice.

16. SEVERABILITY. If any section, provision or clause of this Warrant shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Warrant shall be: valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and (enforceable provision that most nearly affects the parties' intent in entering into this Warrant.

 17. COUNTERPARTS. This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

18. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

 19. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

                       [SPACE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

                    NEAH POWER SYSTEMS, INC.

                    By: /s/ Paul Abramowitz
                    Name: Paul Abramowitz
                    Title: President & CEO
                    Address: 22122 20th Ave SE, Suite 161
                             Bothell, WA 98021
                    Fax:     (425) 483-8454
                    Date:    05/25/2006

                    NOVELLUS SYSTEMS, INC.

                    By: /s/ Tom Foy
                    Name: Tom Foy
                    Title: VP & Corporate Controller
                    Address: 4000 North First Street
                             San Jose, CA 95134
                    Fax:     (408) 943-3422
                    Date:    05/26/2006

                                SCHEDULE 1
                                VESTING SCHEDULE

The purchase rights represented by this Warrant shall vest as Neah and Novellus ACHIEVE certain business and/or technical milestones under the Collaboration Agreement, as extended by that certain Letter Agreement dated as of the date hereof, all as shall be reasonably negotiated by Neah and Novellus in the ninety
(90) days following the date of the Letter Agreement and this Warrant (the "Milestones"). If Neah and Novellus fail to agree on the appropriate Milestones and/or vesting schedule within said ninety (90) day period, then, as provided in the Letter Agreement, either party shall have the right to terminate the Letter, effective five (5) days following delivery of written notice to terminate to the other party. Any such termination shall cause the Collaboration Agreement to terminate and shall cause Novellus' right to purchase the Warrant Stock to terminate; provided that any obligations of Neah to pay Novellus any amounts hereunder or pursuant to the Collaboration Agreement that have accrued prior to termination shall survive such termination.

                                       2